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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 26, 1996




                          INNOVATIVE TECH SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)




           ILLINOIS                    33-17856-C              65-0071222
(State or other jurisdiction of     (Commission file         (I.R.S. Employer
incorporation or organization)          number)             Identification No.)



444 JACKSONVILLE ROAD, SUITE 200
WARMINSTER, PENNSYLVANIA                                          18974
(Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (215) 441-5600




                         Exhibit Index Appears on Page 4
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 26, 1996, Innovative Tech Systems, Inc., a Illinois corporation (the "Company"), entered into a stock-for-stock merger agreement (the "Agreement") with the privately held Facility Management Systems, Inc. of Chicago, Illinois ("FMS"), pursuant to an agreement and plan of merger dated May 31, 1996. Whereby a wholly-owned subsidiary of the Company and FMS would merge, making FMS a wholly-owned subsidiary of the Company.

FMS develops and sells software for facility management applications utilizing bar code systems and pioneered the use of bar codes for facility management. Its systems have been installed in hundreds of companies and institutions throughout the United States. FMS develops various products that simplify the facilities management function.

Under the terms of the Agreement, FMS shareholders will receive 50.114 shares of Innovative Tech common stock in exchange for each share of FMS common stock. This exchange ratio will result in approximately 645,619 shares of Innovative Tech common stock being issued to FMS shareholders.

The purchase price was determined through negotiations between the Company and FMS conducted on an arms' length basis. During such negotiations, the parties considered, among other things, the present stage of development of the business and operations of FMS, the condition of its assets, its financial condition, the market for its products and its future business prospects.

The Company has no material relationship with FMS or any of its affiliates, directors or officers, or any associate of any director or officer.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS



(a)  Financial Statements of Business Acquired.

(b)  Pro Forma Financial Information.

As it is impracticable to provide the required financial statements and pro forma financial information at the time this Current Report on Form 8-K is filed with the Securities and Exchange Commission (the "Commission"), the Company will file the same within 60 days after the date this current Report on Form 8-K is required to be filed with the Commission.

(c)  Exhibits

         2 Agreement and Plan of Merger, dated as of May 31, 1996, between Innovative Tech Systems, Inc. and Facility Management Systems, Inc.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: August 9, 1996                  INNOVATIVE TECH SYSTEMS, INC.





                                       By:   /s/ LOUIS J. DESIDERIO
                                            -----------------------------------
                                             Louis J. Desiderio
                                             Vice President and Chief Financial
                                             Officer


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                                  EXHIBIT INDEX

Exhibit No.       Description                                         Page
- -----------       -----------                                         ----
     2            Agreement and Plan of Merger, dated as                5
                  of May 31, 1996, between Innovative
                  Tech Systems, Inc. and Facility
                  Management Systems, Inc.


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